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Exhibit 5.1

[LETTERHEAD OF SMITH, GAMBRELL & RUSSELL, LLP]
June 4, 2002

A.D.A.M., Inc.
1600 RiverEdge Parkway
Suite 800
Atlanta, Georgia 30328

  RE:
  Registration Statement on Form S-1
  2,660,000 Shares of Common Stock

Ladies and Gentlemen:

        As corporate counsel to A.D.A.M., Inc. (the "Registrant"), we are familiar with the preparation and filing of the Registrant's Registration Statement on Form S-1, to be filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement"), pursuant to which the Registrant is registering 2,660,000 shares of its common stock (the "Covered Shares"), consisting of the Commitment Shares (as defined therein) which have been issued, and the Purchase Shares (as defined therein) which are to be issued, pursuant to that certain Common Stock Purchase Agreement, dated as of May 22, 2002, by and between Registrant and Fusion Capital Fund II, LLC (the "Agreement").

        We have examined, and are familiar with, the originals or copies, certified or otherwise, of such organizational documents, corporate records and other instruments, records and documents of the Registrant relating to the authorization, issuance and (as applicable) transfer of the Covered Shares, and such other related matters, as we have deemed relevant to and which form the basis of the opinion hereinafter set forth.

        Based on the foregoing, we are of the opinion that: (i) each of the Covered Shares has been duly authorized; (ii) the Commitment Shares have been validly issued and are fully paid and nonassessable; and (iii) when issued and paid for in accordance with the terms of the Agreement, each of the Purchase Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,
SMITH, GAMBRELL & RUSSELL, LLP
By:	/s/ JON H. KLAPPER Jon H. Klapper, a Partner

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  Exhibit 5.1